Exhibit 99.1 - First Commonwealth Financial Corporation Press Release dated April 27, 2006

NEWS RELEASE

For More Information Contact:

To:	All Area News Agencies	John Dolan, Executive Vice President and
Chief Financial Officer
From:	First Commonwealth	First Commonwealth Financial Corporation
	Financial Corporation	(724) 349-7220

Date:	April 27, 2006	John A. Howard, Senior Vice President and
Chief Financial Officer
Laurel Capital Group, Inc.
(412) 487-7404

FIRST COMMONWEALTH TO EXPAND ITS PRESENCE IN THE PITTSBURGH MARKET WITH THE ACQUISITION OF LAUREL CAPITAL GROUP, INC.

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF), the holding company for First Commonwealth Bank, and Laurel Capital Group, Inc. (NASDAQ: LARL), the holding company for Laurel Savings Bank, announced today the execution of a definitive agreement under which Laurel Capital Group, Inc. ("Laurel Capital"), would merge into First Commonwealth Financial Corporation ("First Commonwealth"), to be followed immediately by the merger of Laurel Savings Bank into  First Commonwealth Bank.  Under terms of the merger agreement, Laurel Capital shareholders can elect to receive $28.25 in cash, an equivalent value of First Commonwealth common stock or a combination of cash and First Commonwealth stock in exchange for their shares of Laurel Capital common stock, subject to proration to ensure that 70% of the aggregate merger consideration will be paid in First Commonwealth common stock and 30% in cash.

The merger was unanimously approved by the Boards of Directors of First Commonwealth and Laurel Capital.  The merger is expected to be completed during the third quarter of 2006, subject to customary conditions, including the receipt of regulatory approvals and the approval of Laurel Capital shareholders.  First Commonwealth expects the transaction to be accretive to earnings in the first full year.

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Joseph E. O'Dell, President and Chief Executive Officer of First Commonwealth, stated, "We are excited with this opportunity to further expand our presence in the Pittsburgh market.  Laurel Capital's markets provide us another step to our in-market growth strategy and the results of the transaction will provide substantial growth opportunities."

Edwin R. Maus, President and Chief Executive Officer of Laurel Capital, commented, "We are pleased to be joining one of the premier financial services companies headquartered in Pennsylvania.  We believe that this transaction provides our shareholders with significant immediate value as well as the opportunity to participate as shareholders in a significantly larger institution.  The merger also improves our ability to serve our customers and expands career opportunities for our employees.  We consider this a good transaction for our shareholders and our other constituencies."

First Commonwealth Financial Corporation is a $5.9 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates 100 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company.  Financial services and insurance products are also provided through First Commonwealth Financial Advisors, Inc., and First Commonwealth Insurance Agency.

Laurel Capital Group, Inc., headquartered in Allison Park, Pennsylvania, is the holding company of Laurel Savings Bank with total assets of $310 million, deposits of $255 million, loans of $214 million and stockholders' equity of $28 million at December 31, 2005.  Laurel Savings Bank has eight full service offices, including seven in Allegheny County and one in Butler County.

Sherman & Howard LLC served as First Commonwealth's counsel, Janney Montgomery Scott LLC served as Laurel's financial advisor and Elias, Matz, Tiernan & Herrick LLP served as Laurel's counsel.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include but are not limited to the expected impact of the merger on earnings, the expected cost savings that can be realized after the merger, the expected cost of the transaction and the expected closing date of the merger.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results, including, without limitation, the satisfaction of all conditions to the merger, including receipt of required regulatory approvals and the approval of the merger by Laurel Capital shareholders, and First Commonwealth's ability to successfully integrate Laurel Savings Bank  into First Commonwealth Bank and to achieve the desired cost savings on a timely basis.  Additional risks and uncertainties are detailed in First Commonwealth's filings with the Securities and Exchange Commission.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

First Commonwealth intends to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the merger.  The proxy statement/prospectus will be mailed to the shareholders of Laurel Capital.  Before making any voting or investment decision with respect to the proposed merger, investors and shareholders of First Commonwealth and Laurel Capital are urged to read the proxy statement/prospectus and the other relevant materials when

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they become available, because they will contain important information about First Commonwealth, Laurel Capital and the proposed merger.

You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Commonwealth and Laurel Capital, at the SEC's website at http://www.sec.gov.  Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, upon request to the Secretary of First Commonwealth Financial Corporation, Old Courthouse Square, 22 North Sixth Street, PO Box 400, Indiana, PA 15701-0400, (724)349-7220, or the Secretary of Laurel Capital Group, Inc., 2724 Harts Run Road, PO Box 69, Allison Park, PA 15101-1437, (412) 487-7404.

This press release may be deemed to be solicitation material with respect to the proposed merger of First Commonwealth and Laurel Capital.  Laurel Capital and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Laurel Capital in connection with the proposed merger.  Information about the directors and executive officers of Laurel Capital and their ownership of Laurel Capital common stock is set forth in the proxy statement, dated September 26, 2005, for Laurel Capital's 2005 annual meeting of shareholders, as filed with the SEC.  Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger and the other relevant documents filed with the SEC when it becomes available.

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Transaction Summary

Purchase Price per Share	$28.25
Aggregate Consideration	70% First Commonwealth Common Stock and 30% Cash
Aggregate Transaction Value	$57.5 million
Market Premium	27% (as of 4/26/06 closing price)
Price to LTM Earnings	28.3 X
Price to Book	2.02 X
Price to Tangible Book	2.28 X
Anticipated Closing	Third Quarter 2006
Anticipated Transaction Cost	$2.2 million
Anticipated Cost Savings	$2.0 million annually (33%)
Required Approvals	Board of Governors of the Federal Reserve System, FDIC, Pennsylvania Department of Banking, and Laurel Capital Group, Inc. Shareholders
Advisor to Laurel	Janney Montgomery Scott LLC

Strategic Rationale

In-Market Geographic Expansion

Continues First Commonwealth's branch expansion plans into higher growth/more densely populated markets
Strengthens First Commonwealth's presence in the Pittsburgh area.

Market Synergies

Expected to enhance First Commonwealth's position as one of the consistently ranked top SBA lenders in the western Pennsylvania area
Trust, insurance, financial planning services, and on-line banking will be available to a wider range of customers

Financial Impact Favorable

Accretive to GAAP and cash earnings in first full year
Expected cost efficiencies in operations and overlapping functions
Leverage capital base
Increased dividend to Laurel shareholders (73%) (based on First Commonwealth's annualized dividend)
Increased liquidity for Laurel Capital shareholders receiving First Commonwealth stock

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